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                                                                      EXHIBIT 12

                            THE TIMES MIRROR COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS OF DOLLARS)

                                                                                 YEAR-TO-DATE
                                                                               DECEMBER 31, 1994
                                                                               -----------------
Fixed Charges
     Interest expense........................................................      $  69,459
     Interest related to ESOP(1).............................................          1,376
     Capitalized interest....................................................          1,142
     Portion of rents deemed to be interest..................................         20,480
     Amortization of debt expense............................................            339
                                                                                   ---------
          Total fixed charges................................................      $  92,796
                                                                                   =========
Earnings
     Income from continuing operations before income taxes...................      $ 247,747
     Fixed charges, less capitalized interest and interest related to ESOP...         90,278
     Amortization of capitalized interest....................................          4,229
     Distributed income from less than 50% owned unconsolidated affiliates...            292
     Subtract: Equity loss from less than 50% owned unconsolidated
      affiliates.............................................................          1,158
                                                                                   ---------
          Total earnings.....................................................      $ 343,704
                                                                                   =========
Ratio of earnings to fixed charges...........................................            3.7

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(1) The Company has guaranteed the repayment of debt of the Employee Stock
    Ownership Plan and, accordingly, has included the related interest in fixed charges. This debt was repaid on December 15, 1994.